EXHIBIT 23


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of InfoSearch Media, Inc. on Form SB-2 of our report dated December 3, 2004 and December 10, 2004 with respect to Note 9, relating to the financial statements of Trafficlogic, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Sherb & Co., LLP
New York, NY
February 14, 2005